UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Biacore International AB (publ)

(Exact name of registrant as specified in its charter)

Kingdom of Sweden	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Biacore International SA, Puits-Godet 12, CH-2000 Neuchâtel, Switzerland

(Address of Principal Executive Offices)

Biacore Stock Option Plan 2001

(Full title of the plan)

CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011

(Name and address of agent for service)

212 590-9330

(Telephone number, including area code, of agent for service)

DEREGISTRATION

On July 18, 2001, Biacore International AB (publ) (the “Company”) filed a registration statement on Form S-8 (No. 333-13734) (the “Registration Statement”), to register 300,000 ordinary shares in the Company, with a nominal value of SEK 10 each. There have been no sales under the Registration Statement during fiscal year 2004. In connection with its termination of registration and suspension of periodic reporting through its filing of a Form 15, the Company hereby deregisters all remaining unsold shares covered by the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-13734 to be signed on its behalf by the undersigned, thereunto duly authorized, in Neuchâtel, Switzerland on December 29, 2004.

Biacore International AB (publ)
(Registrant)

By:	/s/ Lars-Olov Forslund
Name:	Lars-Olov Forslund
Title	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)
*	Chairman of the Board	12/29/2004
Lars-Göran Andrén

*	Deputy Chairman of the Board and Authorized Representative in the	12/29/2004
Donald R. Parfet	United States

*	Board Member	12/29/2004
Gordon Edge

*	Board Member	12/29/2004
Mats Pettersson
Board Member
Tom Erixon
Board Member
Marc Van Regenmortel
Board Member
Donna Janson
Board Member
Anna Hansson

/s/ Markku Hämäläinen	Board Member	12/29/2004
Markku Hämäläinen

/s/ Erik Walldén	President and Chief Executive	12/29/2004
Erik Walldén	Officer

/s/ Lars-Olov Forslund	Chief Financial Officer	12/29/2004
Lars-Olov Forslund

*	Chief Accounting Officer	12/29/2004
Gunnar Tegendal

*	Lars-Olov Forslund, by signing his name hereto, does sign this Post-Effective Amendment No. 1 to Registration Statement No. 333-13734, pursuant to powers of attorney previously filed in the S-8 Registration Statement No. 333-13734.

/s/Lars-Olov Forslund	December 29, 2004

Lars-Olov Forslund, Attorney-in-fact